UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2014

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 3, 2014, Vincent Colistra resigned from his position as Chief Executive Officer of Lighting Science Group Corporation (the “Company”). Effective upon Mr. Colistra’s resignation, the board of directors of the Company (the “Board”) appointed Richard H. Davis Jr. as Interim Chief Executive Officer of the Company and appointed Mr. Colistra as Chief Restructuring Advisor of the Company. Mr. Davis has served as a member of the Board since November 13, 2013. The Board has not yet determined the amount or terms of any compensation that Mr. Davis will receive for his service as Chief Executive Officer.

Mr. Davis, 56, joined Pegasus Capital Advisors L.P. (“Pegasus Capital”) as an Operating Partner in 2005 and became Partner and Chief Operating Officer in 2010. Mr. Davis is a member of the Executive, Investment and Compliance Committees of Pegasus Capital. Previously, Mr. Davis served on President Ronald Reagan’s political team. Mr. Davis served in three Reagan administration cabinet agencies including as White House Special Assistant to the President for the Domestic Policy Council. In his capacity in the White House, Mr. Davis managed all policy development related to climate, energy and environment. President George H.W. Bush appointed Mr. Davis Deputy Executive Director for the White House Conference on Science and Economic Research Related to Global Climate Change. In 2000 and 2008, Mr. Davis served as Senator John McCain’s national campaign manager leading all aspects of the campaign activity. While serving as Senator McCain’s chief strategist and political advisor, Mr. Davis was integral in the development of some key legislative initiatives, including groundbreaking climate legislation and campaign finance reform. Mr. Davis currently serves on the Board of The Environmental Defense Action Fund, developing initiatives and ties to the corporate community that promote better stewardship of the environment.

Mr. Davis is an affiliate of Pegasus Capital, which together with its affiliates beneficially owned approximately 86.82% of the Company’s common stock as of February 5, 2014 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended).

On September 11, 2013, the Company entered into a Preferred Stock Subscription Agreement with RW LSG Holdings LLC, PCA LSG Holdings, LLC, an affiliate of Pegasus Capital (“PCA LSG”), and LSGC Holdings II LLC, an affiliate of Pegasus Capital (“LSGC Holdings”) pursuant to which the Company issued 12,500 shares of the Company’s Series J Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), to LSGC Holdings and 2,500 Preferred Shares to PCA LSG for aggregate proceeds of $15 million (the “September Series J Issuance”).

On September 11, 2013, as compensation for advisory services provided to the Company by Pegasus Capital and its affiliates, and in connection with the September Series J Issuance, the Company issued a Warrant to LSGC Holdings (the “LSGC Holdings Warrant”) which represents the right to purchase 10,000,000 shares of the Company’s common stock.

On September 11, 2013, LSGC Holdings and PCA LSG entered into agreements to amend the terms of the subscription agreements pursuant to which such entities purchased shares of the Company’s Series H Convertible Preferred Stock and Series I Convertible Preferred Stock and the Company’s Series F Preferred Stock and Series G Preferred Stock (which were subsequently converted into shares of the Company’s Series H Convertible Preferred Stock and Series I Convertible Preferred Stock) to, among other things, terminate the right of such stockholders to seek indemnification from the Company for certain breaches of the representations and warranties contained in the above-referenced subscription agreements (the “Subscription Agreement Amendments”).

On November 19, 2013, the Company entered into a Preferred Stock Subscription Agreement with LSGC Holdings, pursuant to which the Company issued 1,157 Preferred Shares to LSGC Holdings at a price of $1,000 per share and total consideration of $1,157,000 (the “November Series J Issuance”).

On January 3, 2014, the Company entered into separate Series J Subscription Agreements (the “Series J Subscription Agreements”) with LSGC Holdings and PCA LSG pursuant to which the Company issued units of the Company’s securities (the “Series J Securities”) at a purchase price of $1,000 per Series J Security. Each Series J Security consists of (A) one Preferred Share and (B) a warrant to purchase 2,650 shares of the Company’s common stock at an exercise price of $0.001 per share (the “Series J Warrants”). Pursuant to the Series J Subscription Agreements, LSGC Holdings and PCA LSG each purchased an aggregate of 6,000 Series J Securities for aggregate total consideration of $12,000,000.

As a result of the issuance of Series J Securities, PCA LSG and LSGC Holdings became entitled to receive one Series J Warrant for each Preferred Share purchased in the September Series J Issuance and November Series J Issuance. The Company issued Series J Warrants to purchase (a) 36,191,050 shares of the Company’s common stock to LSGC Holdings and (b) 6,625,000 shares of the Company’s common stock to PCA LSG.

On February 3, 2014, Philip Handy resigned from the Board and from his position as Chairman of the Board. On February 3, 2014, the Board appointed Jonathan Rosenbaum to serve as a member of the Board to fill the vacancy created by Mr. Handy’s resignation and appointed Craig Cogut, a current member of the Board, to serve as Chairman of the Board. Mr. Rosenbaum was designated to serve as a director by Pegasus Capital pursuant to certain designation rights held by Pegasus Capital under the Certificate of Designation governing the Company’s Series I Convertible Preferred Stock. Mr. Rosenbaum will serve on the Board until the next annual meeting of our stockholders or his earlier removal or resignation. As of the current date, the Board has not appointed Mr. Rosenbaum to serve on any committee of the Board.

Mr. Rosenbaum has served as a managing director for Raycliff Investments since 2006 and focuses in the areas of consumer, real estate, technology and energy, directing the firm’s investments in those categories. Prior to Raycliff, Mr. Rosenbaum held various executive finance and corporate development roles with a number of companies in the technology and media industries. Most recently, he served in this capacity at PRN, the largest US out of home television media network, where he oversaw the company’s $285 million sale to Thomson SA. Mr. Rosenbaum is a graduate of the University of California at Santa Barbara.

On February 6, 2014, Messrs. Tom Smach and Nicholas Brathwaite resigned from the Board. On February 7, 2014, Mr. Kaj den Daas resigned from the Board. Pursuant to certain designation rights held by Riverwood Capital Management Ltd. and its affiliates (“Riverwood”) under the Certificate of Designation governing the Company’s Series H Convertible Preferred Stock, Riverwood has the right to designate the directors who would replace Messrs. Smach and Brathwaite. As of the current date, no replacements have been named by Riverwood.

The foregoing description of the September Series J Issuance, LSGC Holdings Warrant and Subscription Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements and the descriptions thereof which are included in the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2013 and are incorporated herein by reference.

The foregoing description of the November Series J Issuance, and the Preferred Stock Subscription Agreement entered into in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the description of such transaction and the full text of the agreements entered into in connection therewith which are included in the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2013 and are incorporated herein by reference.

The foregoing description of the Series J Subscription Agreements, Series J Securities and Series J Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements and the descriptions thereof which are included in the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2014 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: February 7, 2014	By:	/s/ Thomas C. Shields
Name: Thomas C. Shields
Title: Chief Financial Officer